Exhibit 32


       CERTIFICATION PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, Robert L. Montgomery, Jr., herby certify that, to the best of my knowledge, the Annual Report of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "Plan") on Form 11-K for the fiscal year ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



Date:   September 29, 2003
        /S/ ROBERT L. MONTGOMERY, JR.
        -----------------------------
        Robert L. Montgomery, Jr.
        Trustee